As filed with the U.S. Securities and Exchange Commission on February 27, 2025.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Eventbrite, Inc.
(Exact name of registrant as specified in its charter)
_______________________________
Delaware (State or other jurisdiction of incorporation or organization)	14-1888467 (I.R.S. Employer Identification No.)

95 Third Street, 2nd Floor
San Francisco, California 94103
(Address of Principal Executive Offices) (Zip Code) _____________________________

Eventbrite, Inc. 2018 Stock Option and Incentive Plan Eventbrite, Inc. 2018 Employee Stock Purchase Plan
(Full titles of the plans) _____________________________

Julia D. Hartz
Chief Executive Officer
Eventbrite, Inc.
95 Third Street, 2nd Floor
San Francisco, California 94103
(Name and address of agent for service) _____________________________

(415) 692-7779 (Telephone number, including area code, of agent for service) _____________________________
Copies to:
Kathleen Wells Richard Kim Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Julia D. Taylor Eventbrite, Inc. 95 Third Street, 2nd Floor San Francisco, California 94103 (415) 692‑7779
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐
_____________________________

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 is being filed by Eventbrite, Inc. (the “Registrant”) to register 4,718,869 additional shares of Class A common stock, par value $0.00001 per share ("Class A Common Stock"), reserved for issuance under the Registrant's 2018 Stock Option and Incentive Plan and 943,773 additional shares of Class A Common Stock, reserved for issuance under the Registrant's 2018 Employee Stock Purchase Plan.
Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2018, as amended on September 28, 2018 (File No. 333-227433), March 7, 2019 (File No. 333-230141), March 2, 2020 (File No. 333-236842), March 1, 2021 (File No. 333-253706), February 18, 2022 (File No. 333-262862), February 28, 2023 (File No. 333-270144) and February 27, 2024 (File No. 333-277420) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(b)
The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38658) filed with the Commission on September 17, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Exhibit Title	Form	File Number	Exhibit Number	Date Filed
4.1	Form of Class A common stock certificate of the Registrant.	S-1	333-226978	4.1	September 7, 2018
4.2	Eventbrite, Inc. 2018 Stock Option and Incentive Plan and forms of agreements thereunder.	10-K	001-38658	10.9	March 7, 2019
4.3	Amended and Restated Eventbrite, Inc. 2018 Employee Stock Purchase Plan.	10-Q	001-38658	10.10	April 28, 2022
5.1	Opinion of Latham & Watkins LLP.				Filed herewith
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.				Filed herewith
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.				Filed herewith
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).
107.1	Calculation of Filing Fee Table				Filed herewith
99.1	Form of Performance Stock Unit Award Agreement 2024	10-Q	001-38658	10.1	August 8, 2024
99.2	Form of Performance Stock Unit Award Agreement 2023	10-Q	001-38658	10.1	May 9, 2023
99.3	Form of Performance Stock Unit Award Agreement - Financial performance	10-Q	001-38658	10.2	July 28, 2022
99.4	Form of Performance Stock Unit Award Agreement - Stock Price performance	10-Q	001-38658	10.3	July 28, 2022
99.6	Form of Incentive Stock Option Agreement	10-Q	001-38658	10.1	November 7, 2024
99.7	Form of Non-Qualified Stock Option Agreement	10-Q	001-38658	10.2	November 7, 2024
99.8	Form of Global Restricted Stock Unit Award Agreement	10-Q	001-38658	10.3	November 7, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 27, 2025.
EVENTBRITE, INC.

By:     /s/ Julia Hartz
Julia Hartz
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julia Hartz, Anand Gandhi and Julia Taylor, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Eventbrite, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julia Hartz	Chief Executive Officer and Executive Chair (Principal Executive Officer)	February 27, 2025
Julia Hartz

/s/ Anand Gandhi	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2025
Anand Gandhi

/s/ Katherine August-deWilde	Director	February 27, 2025
Katherine August-deWilde

/s/ Jane Lauder	Director	February 27, 2025
Jane Lauder

/s/ Pilar Manchón	Director	February 27, 2025
Pilar Manchón

/s/ Sean P. Moriarty	Lead Independent Director	February 27, 2025
Sean P. Moriarty

/s/ Helen Riley	Director	February 27, 2025
Helen Riley

/s/ Naomi Wheeless	Director	February 27, 2025
Naomi Wheeless

/s/ April Underwood	Director	February 27, 2025
April Underwood